                              PURCHASE  AGREEMENT

                            DATED FEBRUARY 21, 1996

                                     AMONG

                         CORAM HEALTHCARE CORPORATION,

                               T2 MEDICAL, INC.,

                                 SURGEX, INC.,

                                RONALD E. MOORE

                                      AND

                         NATIONAL SURGERY CENTERS, INC.

                              TABLE  OF  CONTENTS



ARTICLE 1.0 PURCHASE AND SALE OF THE SHARES, THE INTERCOMPANY DEBT, THE MANAGEMENT FEES, AND THE NOTE   2

      1.1 PURCHASE AND SALE                                                                             2
      1.2 AMOUNT OF THE PURCHASE PRICE                                                                  2
      1.3 TIME AND PLACE OF THE CLOSING                                                                 2
      1.4 PROCEDURE AT THE CLOSING                                                                      3

ARTICLE 2.0 REPRESENTATIONS AND WARRANTIES OF THE SELLER, T2, AND MOORE CONCERNING THE TRANSACTION      3

      2.1 ORGANIZATION; DUE AUTHORIZATION                                                               4
      2.2 BINDING OBLIGATION                                                                            4
      2.3 OWNERSHIP OF PURCHASED ASSETS                                                                 5
      2.4 INVESTMENT BANKERS' AND BROKERS' FEES                                                         6

ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER CONCERNING THE TRANSACTION                  6

      3.1 ORGANIZATION, POWER AND AUTHORITY OF THE PURCHASER; DUE AUTHORIZATION                         6
      3.2 BINDING OBLIGATION; NONCONTRAVENTION                                                          6

ARTICLE 4.0 REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING THE SUBSIDIARIES                    7

      4.1 ORGANIZATION, POWER AND AUTHORITY OF THE SUBSIDIARIES                                         7
      4.2 EQUITY SECURITIES OF THE SUBSIDIARIES                                                         7
      4.3 SUBSIDIARIES OF THE SUBSIDIARIES                                                              8
      4.4 FINANCIAL STATEMENTS THE SUBSIDIARIES                                                         9
      4.5 LIABILITIES OF THE SELLER AND THE SUBSIDIARIES                                                9
      4.6 TAX MATTERS                                                                                   9
      4.7 REAL ESTATE OF EACH OF THE SUBSIDIARIES                                                      10
      4.8 GOOD TITLE TO AND CONDITION OF EACH OF THE SUBSIDIARIES' ASSETS                              11
      4.9 CASH AND RECEIVABLES OF EACH OF THE SUBSIDIARIES                                             11
      4.10 LICENSES AND PERMITS OF EACH OF THE SUBSIDIARIES                                            11
      4.11 PROPRIETARY RIGHTS OF EACH OF THE SUBSIDIARIES                                              12
      4.12 ADEQUACY OF EACH OF THE SUBSIDIARIES' ASSETS; EACH OF THE SUBSIDIARIES' RELATIONSHIPS
           WITH ITS MANAGED CARE CUSTOMERS                                                             12
      4.13 DOCUMENTS OF AND INFORMATION WITH RESPECT TO EACH OF THE SUBSIDIARIES                       12
      4.14 INSURANCE COVERING EACH OF THE SUBSIDIARIES AND ITS ASSETS                                  13
      4.15 LITIGATION INVOLVING ANY OF THE SUBSIDIARIES                                                13
      4.16 RECORDS OF THE SELLER AND EACH OF THE SUBSIDIARIES                                          13
      4.17 NO MATERIAL ADVERSE CHANGE                                                                  14


      4.18 ABSENCE OF CERTAIN ACTS OR EVENTS                                                            14
      4.19 COMPLIANCE WITH LAWS BY EACH OF THE SUBSIDIARIES                                             14
      4.20 ENVIRONMENTAL MATTERS                                                                        15
      4.21 LABOR RELATIONS OF EACH OF THE SUBSIDIARIES                                                  15
      4.22 EMPLOYEE BENEFITS                                                                            15
      4.23 ACCURACY OF INFORMATION FURNISHED BY THE SELLER                                              16

ARTICLE 5.0 ADDITIONAL COVENANTS OF THE SELLER                                                          16

      5.1 BEST EFFORTS                                                                                  16
      5.2 CONDUCT OF BUSINESS PENDING THE CLOSING                                                       16
      5.3 ACCESS TO THE SELLER AND EACH OF THE SUBSIDIARIES' FACILITIES,
          PROPERTIES AND RECORDS                                                                        17
      5.4 NOTICE OF MATERIAL DEVELOPMENTS                                                               17
      5.5 NO DISCLOSURE                                                                                 17
      5.6 NO OTHER DISCUSSIONS                                                                          18
      5.7 INTERIM MANAGEMENT                                                                            18
      5.8 ESCROW AGREEMENT                                                                              18
      5.9 NOTICE OF HEARING AND PROCEDURES FOR SALE, AND ORDER APPROVING SALE OF                        18

ARTICLE 6.0 ADDITIONAL COVENANTS OF THE PURCHASER                                                       20

      6.1 BEST EFFORTS                                                                                  20
      6.2 NOTICE OF MATERIAL DEVELOPMENTS                                                               20

ARTICLE 7.0 CONDITIONS TO THE OBLIGATION OF THE PURCHASER                                               20

      7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH
          OBLIGATIONS                                                                                   20
      7.2 OPINION OF COUNSEL                                                                            20
      7.3 RECEIPT OF NECESSARY CONSENTS                                                                 20
      7.4 NO ADVERSE LITIGATION                                                                         20
      7.5 RESIGNATIONS AND RELEASES                                                                     20
      7.6 TAIL COVERAGE                                                                                 21
      7.7 PAYMENT OF DISTRIBUTIONS                                                                      21
      7.8 RESOLUTION OF NAULT CASE                                                                      21

ARTICLE 8.0 CONDITIONS TO OBLIGATION OF THE SELLER                                                      21

      8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH
          OBLIGATIONS                                                                                   21
      8.2 OPINION OF COUNSEL                                                                            21
      8.3 RESOLUTION OF NAULT CASE                                                                      21

ARTICLE 9.0 CERTAIN ACTIONS AFTER THE CLOSING                                                           22

      9.1 EXECUTION OF FURTHER DOCUMENTS                                                                22
      9.2 RESTRICTIVE COVENANTS                                                                         22
      9.3 DELIVERY OF COMPANY RECORDS                                                                   23


     9.4 PREPARATION OF TAX RETURNS                                                                     23

ARTICLE 10.0 INDEMNIFICATION                                                                            24

     10.1 AGREEMENT BY SELLER TO INDEMNIFY                                                              24
     10.2 AGREEMENT BY PURCHASER TO INDEMNIFY                                                           24
     10.4 QUALIFICATIONS                                                                                25

ARTICLE 11.0 MISCELLANEOUS                                                                              27

     11.1 AMENDMENT AND MODIFICATION                                                                    27
     11.2 PAYMENT OF EXPENSES                                                                           27
     11.3 TERMINATION                                                                                   27
     11.4 BINDING EFFECT                                                                                28
     11.5 ENTIRE AGREEMENT                                                                              28
     11.6 HEADINGS                                                                                      28
     11.7 EXECUTION IN COUNTERPART                                                                      28
     11.8 NOTICES                                                                                       29
     11.9 GOVERNING LAW                                                                                 30
     11.10 PUBLICITY                                                                                    30
     11.11 EXCLUSIVE REMEDY                                                                             30



                                   SCHEDULES

                  Schedule 1.1(iv)  Intercompany Debt

                  Schedule 4.2      Ownership of Capital Stock

                  Schedule 4.3      Subsidiaries

                  Schedule 4.4      Financial Statements

                  Schedule 4.7      Leasehold Premises

                  Schedule 4.8      Liens and Encumbrances

                  Schedule 4.11     Proprietary Rights


                  Schedule 4.13     Documents of and
                                      Information with Respect
                                      to the Seller and each of
                                      the Subsidiaries

                  Schedule 4.14     Insurance

                  Schedule 4.15     Litigation


                  Schedule 4.17     No Material Adverse Changes

                  Schedule 4.18     Absence of Certain Acts or
                                      Events

                  Schedule 4.19     Compliance with Laws

                  Schedule 4.21     Labor Relations

                                    EXHIBITS

                     Exhibit A     Assignment of Management
                                     Agreement

                     Exhibit B     Escrow Agreement

                     Exhibit C     Opinion of Seller's Counsel

                     Exhibit D     Opinion of Bell, Boyd &
                                     Lloyd

                              PURCHASE  AGREEMENT

     This purchase agreement (the "Agreement") is made and entered into this 21st day of February, 1996 by and among the following parties: Coram Healthcare Corporation, a Nevada corporation ("Coram"); T2 Medical, Inc., a Delaware corporation ("T2"); Surgex, Inc., a Nevada corporation (the "Seller"); Ronald E. Moore ("Moore"); and National Surgery Centers, Inc., a Delaware corporation (the "Purchaser").

                                    RECITALS

     Moore owns all of the issued and outstanding shares of common stock, $.01 par value (the "common stock"), of the Seller and T2 holds an aggregate of $10,000,000 Series I Convertible Debentures of the Seller which are convertible into an aggregate of 74.375% of the issued and outstanding common stock after conversion upon the election of the holder.

     The Seller owns all of the issued and outstanding shares of capital stock of each of (i) Surgex-Miami, Inc., a Florida corporation ("SMI") and the general partner of Ambulatory Surgical Centre of Miami, L.P., a Florida limited partnership ("ASCM"); (ii) Surgex-Atlanta, Inc., a Delaware corporation ("SAI") and the general partner of North Atlanta Endoscopy Center L.P., a Georgia limited partnership ("NAEC"); and (iii) Surgex-Sarasota, Inc., a Delaware corporation ("SSI") and the general partner of Sarasota Endoscopy Center, L.P., a Georgia limited partnership ("SEC"). The corporations set forth in the foregoing sentence are sometimes referred to collectively herein as the "Corporate Subsidiaries," the limited partnerships are sometimes referred to collectively herein as the "Partnerships," and the Corporate Subsidiaries and the Partnerships are sometimes referred to collectively herein as the "Subsidiaries." In addition, the Seller owns (x) all of the issued and outstanding shares of capital stock of Surgex-San Bernardino, Inc. ("SSBI"), a California corporation and general partner of Surgex-San Bernardino, L.P., a California limited partnership ("SSBLP") and (y) all of the outstanding shares of capital stock of Surgex-Southern Nevada, Inc., a Nevada corporation ("SSNI"). SSBI, SSNI, and SSBLP are sometimes referred to collectively herein as the "Excluded Subsidiaries."

     The Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller all of the issued and outstanding shares of capital stock of each of the Corporate Subsidiaries, all debt owed by the Subsidiaries to each other or to the Seller and all accrued interest thereon, and all management fees owed by the Partnerships to the Seller, all as herein provided and on the terms and conditions hereinafter set forth. T2 desires to sell to the Purchaser and the Purchaser desires to purchase from T2 that certain note in the amount of $828,000 owed by SMI to T2 and all accrued interest thereon (the "Note"), effective as of the Closing (as defined below), all as herein provided and on the terms and conditions hereinafter set forth.

                                   COVENANTS

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

ARTICLE 1.0 PURCHASE AND SALE OF THE SHARES, THE INTERCOMPANY DEBT, THE MANAGEMENT FEES, AND THE NOTE

      1.1 PURCHASE AND SALE. The Seller agrees to and will sell, transfer, assign and deliver to the Purchaser at the Closing, and the Purchaser agrees to and will purchase and accept from the Seller, on the terms and subject to the conditions set forth in this Agreement, (i) 1,000 shares of the common stock, no par value per share, of SMI, constituting all of the issued and outstanding shares of capital stock of SMI; (ii) 500 shares of the common stock, $.01 par value per share, of SAI, constituting all of the issued and outstanding shares of capital stock of SAI; (iii) 500 shares of the common stock, $.01 par value per share, of SSI, constituting all of the issued and outstanding shares of capital stock of SSI, (iv) all outstanding debt owed by any of the Subsidiaries to each other or to Seller, such debt being listed and described in Schedule 1.1(iv) attached hereto, and all accrued interest thereon (the "Intercompany Debt"), and (v) all management fees owed, as of the Closing Date, by any of the Partnerships to Seller (the "Management Fees"). The shares of common stock of SMI, SAI, and SSI are sometimes collectively referred to herein as the "Shares." T2 agrees to and will sell, transfer, assign and deliver to the Purchaser at the Closing, and the Purchaser agrees to and will purchase and accept from T2, on the terms and subject to the conditions set forth in this Agreement the Note, constituting all of the debt of the Subsidiaries owed to T2. The Shares, the Intercompany Debt and the Note are sometimes referred to collectively herein as the "Securities" and the Securities, and the Management Fees are sometimes referred to collectively herein as the "Purchased Assets.

      1.2 AMOUNT OF THE PURCHASE PRICE. As consideration for execution of this Agreement, Purchaser will deposit in escrow with LaSalle National Trust, N.A. (the "Escrow Agent") pursuant to the Escrow Agreement, an aggregate amount in cash equal to $4,300,000, with $3,472,000 being deposited into Account One and $828,000 being deposited in Account Two. As consideration for the Shares, the Intercompany Debt and the Management Fees (the "Seller Purchase Price"), and as consideration for the Note (the "Note Purchase Price"), the Purchaser agrees, subject to the terms, conditions and limitations set forth in this Agreement, to cause the Escrow Agent to wire transfer to Seller and T2, respectively, the initial deposit plus all accrued interest held by the Escrow Agent in Account One and Account Two.

      1.3 TIME AND PLACE OF THE CLOSING. The closing of the purchase and sale of the Purchased Assets shall take place at the offices of Bell, Boyd & Lloyd, 70 West Madison Street, Suite 3300, Chicago, Illinois 60601 at 10:00 A.M., local time, within five days following the final settlement or completion of the litigation set forth in Section 7.8 of this Agreement; provided, however, that if any of the conditions which are set forth in Articles 7.0 and 8.0 has not been satisfied or waived by said date following satisfaction or waiver of all such conditions, then the closing shall take place on a subsequent date, which shall be determined by the mutual agreement of the Purchaser and the Sellers. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

      1.4 PROCEDURE AT THE CLOSING. At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

           1.4.1 Seller and T2 shall deliver to the Purchaser the certificates, instruments and other documents required to be delivered by Seller and T2 pursuant to Article 7.0.

           1.4.2 The Purchaser shall deliver to the Seller and T2 the certificates, instruments and other documents required to be delivered by the Purchaser pursuant to Article 8.0.

           1.4.3 Seller shall deliver to the Purchaser certificates evidencing the Shares, duly endorsed in blank or accompanied by duly executed stock powers and an assignment transferring all of its interest in the Intercompany Debt, the Management Fees.

           1.4.4 T2 shall deliver to the Purchaser an assignment transferring all of its interest in the Note.

           1.4.5 The Purchaser shall cause the Escrow Agent to deliver by wire transfer to such account or accounts as shall have been designated in writing by Seller and T2, respectively, the initial deposit made by Purchaser, plus all accrued interest, held by Escrow Agent in Account One and Account Two.

           1.4.6 The Purchaser shall deliver by wire transfer to such account or accounts as shall have been designated in writing by Seller the cost of any capital improvements to the Partnerships financed by Seller following the date hereof, pursuant to the terms of Section 2.2 of the Assignment of Management Agreements (as defined below).

           1.4.7 The Purchaser and Seller and T2 shall execute and deliver a cross receipt acknowledging receipt from the other, respectively, of the Purchased Assets and the wired funds specified in Section 1.4.5.

ARTICLE 2.0 REPRESENTATIONS AND WARRANTIES OF THE SELLER, T2, AND MOORE CONCERNING THE TRANSACTION

      In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, each of Seller (as to Paragraphs 2.1.1, 2.2.1, 2.3.1 and 2.4), T2 (as to Paragraphs 2.1.2, 2.2.2,
2.3.2 and 2.4), and Moore (as to Paragraphs 2.2.3, 2.3.3 and 2.4) severally and not jointly make the following representations and warranties with respect to itself or himself, or in the case Seller, itself and the Subsidiaries:

      2.1 ORGANIZATION; DUE AUTHORIZATION.

           2.1.1 Seller is a corporation duly organized and legally existing in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions of Seller.

           2.1.2 T2 is a corporation duly organized and legally existing in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions of T2.

      2.2 BINDING OBLIGATION.

           2.2.1 Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the articles or certificates of incorporation or bylaws of the Seller or any of the Subsidiaries, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Seller or any of the Subsidiaries; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller any of the Subsidiaries or the assets and properties of the Seller or any of the Subsidiaries. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby.

           2.2.2 Neither the execution and delivery of this Agreement by T2 nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the articles or certificates of incorporation or bylaws of T2, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against T2; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against T2 or the assets and properties of T2. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by T2 and the consummation by them of the transactions contemplated hereby.

           2.2.3 Neither the execution and delivery of this Agreement by Moore nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Moore; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against Moore or the assets and properties of Moore. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Moore and the consummation by them of the transactions contemplated hereby.

      2.3 OWNERSHIP OF PURCHASED ASSETS.

           2.3.1 The Seller is the lawful owner of all of the Shares, Intercompany Debt, and Management Fees and has valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims and equities of every kind. Except for this Agreement, there are no outstanding warrants, options or rights of any kind to acquire from the Seller any of the Shares or the Intercompany Debt. Delivery of the Shares, the Intercompany Debt, and Management Fees by the Seller to the Purchaser in accordance with this Agreement will vest title to all of the Shares, the Intercompany Debt, and Management Fees in the Purchaser, free and clear of all liens, pledges, encumbrances, claims and equities of every kind.

           2.3.2 T2 is the lawful owner of the Note and has valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims and equities of every kind. Except for this Agreement, there are no outstanding options or rights of any kind to acquire from T2 the Note. Delivery of the Note by T2 to the Purchaser in accordance with this Agreement will vest title to the Note in the Purchaser, free and clear of all liens, pledges, encumbrances, claims and equities of every kind.

           2.3.3 Moore is the lawful owner of all of the issued and outstanding shares of common stock of Seller ("Seller's Shares") and has valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims and equities of every kind. There are no outstanding options or rights of any kind to acquire from Moore the Seller's Shares.

      2.4 INVESTMENT BANKERS' AND BROKERS' FEES. None of Moore, T2 nor the Seller or any of the Subsidiaries has any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER CONCERNING THE TRANSACTION

      In order to induce the Seller, Moore, Coram, and T2 to enter into this Agreement and to consummate the transactions contemplated hereunder, the Purchaser makes the following representations and warranties:

      3.1 ORGANIZATION, POWER AND AUTHORITY OF THE PURCHASER; DUE AUTHORIZATION. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser.

      3.2 BINDING OBLIGATION; NONCONTRAVENTION . This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Purchaser or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Purchaser; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against the Purchaser. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby.

      3.3 INVESTMENT REPRESENTATIONS. Purchaser is acquiring the Securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof and it has no present agreement or commitment providing for the disposition thereof. Purchaser further represents that it understands that (i) the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance and transfer in transactions exempt from the registration requirements of the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Securities bear a legend to such effect. Purchaser further understands that the exemptions from registrations afforded by Rules 144 and 144A under the Securities Act depend on the satisfaction of various conditions and that, if applicable, such rules afford the basis of sales of the Securities in limited amounts under certain conditions. Purchaser (a) is able to bear the economic risk of losing its entire investment in the Securities (including its investment in the Corporate Subsidiaries), which is not disproportionate to Purchaser' net worth, and has adequate means of providing for its current needs and personal contingencies without regard to the investment in the Securities,
(b) has sufficient knowledge and experience in business and financial matters to evaluate the Securities, to evaluate the risk of an investment in the Securities, to make an informed investment decision with respect thereto, and to protect its interest in connection with its purchase of the Securities, without need for the additional information which would be included in a complete registration statement effective under the Securities Act, (C) Purchaser is not purchasing or receiving any Securities pursuant to a general solicitation by the Seller, and (d) Purchaser is a corporation, not formed for the specific purpose of acquiring the Securities, having total assets in excess of $5,000,000. Purchaser is a resident of the State of Illinois.

ARTICLE 4.0 REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING THE SUBSIDIARIES

      In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, the Seller makes the following representations and warranties:

      4.1 ORGANIZATION, POWER AND AUTHORITY OF THE SUBSIDIARIES.

           4.1.1 Each of the Corporate Subsidiaries is a corporation duly organized and legally existing in good standing under the laws of its incorporation, and has full corporate power and authority and all licenses and permits necessary to own or lease its properties and to carry on its business as it is now being conducted. Each of the Corporate Subsidiaries is legally qualified to transact business as a foreign corporation, and is in good standing in each jurisdiction in which its business or property is such as to require that it be thus qualified.

           4.1.2 Each of the Partnerships is a limited partnership duly organized and legally existing in good standing under the laws of its formation, and has full power and authority and all licenses and permits necessary to own or lease its properties and to carry on its business as it is now being conducted. Each of the Partnerships is legally qualified to transact business as a foreign partnership, and is in good standing in each jurisdiction in which its business or property is such as to require that it be thus qualified.

      4.2  EQUITY SECURITIES OF THE SUBSIDIARIES.

           4.2.1 The authorized capital stock of SMI consists solely of 1,000 shares of common stock, 1,000 shares of which are issued and outstanding and none of which are issued and held in its treasury; the authorized capital stock of SAI consists solely of 500 shares of common stock, 500 shares of which are issued and outstanding and none of which are issued and held in its treasury; and the authorized capital stock of SSI consists solely of 500 shares of common stock, 500 shares of which are issued and outstanding and none of which are issued and held in its treasury. All voting rights in each of the Corporate Subsidiaries are vested exclusively in its shares of common stock, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Corporate Subsidiaries. All of the issued and outstanding shares of common stock of the Corporate Subsidiaries are validly authorized and issued, fully paid and non-assessable. Schedule
      4.2 sets forth the name and address of and the number of shares of common stock of the Corporate Subsidiaries owned by, each shareholder of record (and, if different, by each beneficial owner) as of the date hereof. Except for the Note and as set forth in Schedule 4.2, there are no outstanding warrants, options or rights of any kind to acquire from any of the Seller or any of the Corporate Subsidiaries any shares of its common stock or securities of any kind, and there are no pre-emptive rights with respect to the issuance or sale of shares of capital stock of any of the Seller or any of the Corporate Subsidiaries. None of the Corporate Subsidiaries has any obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof.

           4.2.2 The authorized units of ownership interest of ASCM consists solely of 100 units, the number of which units are issued and outstanding being set forth on Schedule 4.2 attached hereto and none of which are issued and held in its treasury; the authorized units of NAEC consists solely of 100 units, the number of which units are issued and outstanding being set forth on
      Schedule 4.2 attached hereto and none of which are issued and held in its treasury; and the authorized units of ownership interest of SEC consists solely of 100 units, the number of which units are issued and outstanding being set forth on Schedule 4.2 attached hereto and none of which are issued and held in its treasury. All voting rights in each of the Partnerships are vested exclusively in its units of ownership interest, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the units of the Partnerships. All of the issued and outstanding units of ownership interest of the Partnerships are validly authorized and issued, fully paid and non-assessable.
      Schedule 4.2 sets forth the name and address of and the number of units of ownership interest of the Partnerships owned by, each partner of record (and, if different, by each beneficial owner) as of the date hereof. There are no outstanding warrants, options or rights of any kind to acquire from any of the Partnerships any units or securities of any kind, and there are no pre-emptive rights with respect to the issuance or sale of units of any of the Partnerships. None of the Partnerships has any obligation to acquire any of its issued and outstanding units of ownership interest or any other security issued by it from any holder thereof.

      4.3 SUBSIDIARIES OF THE SUBSIDIARIES. Except as set forth on Schedule 4.3 which identifies the type and amount of equity interest owned by the Seller or any of the Subsidiaries), none of the Subsidiaries has any equity interest or the right or obligation to acquire an equity interest, in any other person or entity.

       4.4 FINANCIAL STATEMENTS OF THE SUBSIDIARIES. Set forth in Schedule 4.4 are the following financial statements of each of the Subsidiaries:

           4.4.1 unaudited balance sheets at December 31 of each of the years 1993 and 1994;

           4.4.2  an unaudited balance sheet at November 30, 1995;

           4.4.3 unaudited statements of income and retained earnings for each year in the two-year period ended December 31, 1994; and

           4.4.4 an unaudited statement of income and retained for the eleven month period ended November 30, 1995.

Such financial statements were prepared in accordance with the books and records of the Subsidiaries on a consistent basis, and accurately and fairly reflect in all material respects the financial position of the Subsidiaries taken as a whole at each of such balance sheet dates and results of operations of the Subsidiaries for each of the periods covered by such statements of income and retained earnings taken as a whole. The unaudited balance sheets of each of the Subsidiaries at November 30, 1995 (including the notes pertaining thereto, if any) is referred to herein as the "1995 Balance Sheets."

      4.5 LIABILITIES OF THE SUBSIDIARIES. None of the Subsidiaries has any liabilities or obligations, either accrued, absolute, contingent or otherwise, except to the extent disclosed and specifically set forth in this Agreement or incorporated by express reference in any of the schedules attached hereto.

      4.6 TAX MATTERS.

           4.6.1 The Seller and each of the Subsidiaries has timely filed all tax returns and reports required to be filed by it, including without limitation all federal, state, local and foreign tax returns, and has paid in full all taxes and other charges which have become due. The amounts provided in the 1995 Balance Sheets for taxes are adequate to cover all unpaid liabilities for all federal, state, local and foreign taxes and other charges which were accrued through, or applicable to the period ended, November 30, 1995 and for which the Seller or any of the Subsidiaries may be liable in its own right or as a transferee of the assets of, or successor to, any other person or entity. There is no tax deficiency proposed or to the best of the knowledge of the Seller threatened against the Seller or any of the Subsidiaries. There are no tax liens upon any property or assets of the Seller or any of the Subsidiaries. The Seller and each of the Subsidiaries has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

           4.6.2 All taxes and other assessments and levies which the Seller or any of the Subsidiaries was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by the Seller and each of the Subsidiaries in separate bank accounts for such payment, and all such withholdings and collection and all other payments due in connection therewith as of the date of the 1995 Balance Sheets are duly reflected on the 1995 Balance Sheets.

           4.6.3 None of the tax returns of the Seller or any of the Subsidiaries is under audit or examination by any tax authority, and there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income tax returns of the Seller or any of the Subsidiaries for any period. The Seller have previously delivered to the Purchaser accurate and complete copies of all federal and state income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Seller or any of the Subsidiaries since December 31, 1995.

      4.7 REAL ESTATE OF EACH OF THE SUBSIDIARIES.

           4.7.1 Schedule 4.7 accurately and completely sets forth, with respect to every parcel of real estate leased by each of the Subsidiaries (the "Leasehold Premises"): (i) the lessor and lessee thereof and the date and term of the lease governing such property; (ii) the location, including address, thereof; (iii) the legal description and the approximate size thereof; (iv) a brief description (including size, approximate year of completion, and function) of the principal improvements and buildings thereon, all of which are within the property, set-back and building lines of the Leasehold Premises; and (v) the nature and amount of any mortgages, tax liens or other liens thereon (including without limitation any environmental liens). The Seller has previously delivered to the Purchaser accurate and complete copies of each of the leases covering the Leasehold Premises, and none of such leases has been amended or modified except to the extent that such amendments or modifications are disclosed in such copies or in
      Schedule 4.7. All of the leases covering the Leasehold Premises are in full force and effect, and none of the Subsidiaries is in default or breach under any such lease. No event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any such lease. None of the Seller or any of the Subsidiaries has any knowledge of any breach or anticipated breach by the other parties to such lease.

           4.7.2 Each of the Subsidiaries has a valid leasehold interest in each of the Leasehold Premises, free and clear of all liens, mortgages, pledges, charges, encumbrances, assessments, restrictions, covenants and easements or title defects of any nature whatsoever, except for liens for real estate taxes not yet due and payable, and such imperfections of title and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of such properties or otherwise impair business operations in any material respect.

           4.7.3 Each parcel of the Leasehold Premises: (i) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of each of the Subsidiaries' business as presently conducted at such parcel; and (ii) is served by all utilities, including but not limited to water, electricity, natural gas, sewer and telephone, in such quantity and quality as are sufficient to satisfy the current business activities of each of the Subsidiaries' business as conducted at such parcel.

           4.7.4 None of the Seller or any of the Subsidiaries has received notice of: (i) any condemnation proceeding with respect to any portion of the Leasehold Premises, and to the best of the knowledge of the Seller and each of the Subsidiaries no proceeding is contemplated by any governmental authority; or (ii) any special assessment which may affect the Leasehold Premises, and to the best of the knowledge of the Seller and each of the Subsidiaries no such special assessment is contemplated by any governmental authority.

      4.8 GOOD TITLE TO AND CONDITION OF EACH OF THE SUBSIDIARIES' ASSETS. Each of the Subsidiaries has good and marketable title to all of its assets and properties other than the Leasehold Premises, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, except those set forth in Schedule 4.8. The inventory and supplies of each of the Subsidiaries consist of items of a quality and quantity usable and salable in the normal course of each of the Subsidiaries' business.

      4.9 CASH AND RECEIVABLES OF EACH OF THE SUBSIDIARIES.

           4.9.1 As of February 1, 1996, the aggregate amount of Cash (as hereinafter defined) of the Subsidiaries shall equal $231,000. For purposes of this Agreement, "Cash" shall be defined as the Subsidiaries' cash as defined by generally accepted accounting principles, consistently applied ("GAAP").

           4.9.2 The Seller has previously delivered to the Purchaser a complete list of all receivables of each of the Subsidiaries as of November 30, 1995 including accounts receivable and notes receivable. All of the receivables listed thereon or set forth or reflected in the 1995 Balance Sheets, were, as of the dates as of which the information is given therein, and as of the Closing Date each of the Subsidiaries' receivables will be, valid accounts receivable.

      4.10 LICENSES AND PERMITS OF EACH OF THE SUBSIDIARIES. Each of the Subsidiaries possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of such Subsidiary, including without limitation (i) all licensure, including any certificates of need, required to operate as a surgical center in the states in which they operate and (ii) all the conditions required for participation in the Medicare and Medicaid programs, including without limitation compliance with "life safety" conditions of participation (collectively, the "Necessary Licenses.") All such licenses, approvals, permits and authorizations are in full force and effect, and each of the Subsidiaries is in compliance with their requirements, and no proceeding is pending or threatened to revoke or amend any of them. No governmental consent, review or other process is required in order for each of the Subsidiaries to continue operations in the manner in which they were operated prior to February 1, 1996.

     4.11 PROPRIETARY RIGHTS OF EACH OF THE SUBSIDIARIES. Each of the Subsidiaries possesses all proprietary rights, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of such Subsidiary, including without limitation patents, trade secrets, technology, know-how, copyrights, trademarks, trade names, and rights to any of the foregoing, to carry on its business as now being conducted without conflict with valid proprietary rights of others. Schedule 4.11 contains an accurate and complete list of all such proprietary rights (the "Proprietary Rights"). Except as set forth on Schedule 4.11, (i) the Subsidiaries own all right, title and interest in and to all of the Proprietary Rights, (ii) there have been no claims made against the Seller or any of the Subsidiaries for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and there are no grounds for the same,
(iii) none of the Seller and each of the Subsidiaries has received a notice of conflict with the asserted rights of others within the last five years, and
(iv) the conduct of the Seller and each of the Subsidiaries' business has not materially infringed any such rights of others.

     4.12 ADEQUACY OF EACH OF THE SUBSIDIARIES' ASSETS; EACH OF THE SUBSIDIARIES' RELATIONSHIPS WITH ITS MANAGED CARE CUSTOMERS . The assets and properties of each of the Subsidiaries constitute, in the aggregate, all of the property necessary for the conduct of each of the Subsidiaries' business in the manner in which and to the extent to which it is currently being conducted. None of the Subsidiaries knows of any written or oral communication, fact, event or action which exists or has occurred within 90 days prior to the date of this Agreement, which would tend to indicate that: any current party with whom the Seller or any of the Subsidiaries has a managed care contract which accounted for over 5% of the total net sales of the Subsidiaries, taken as a whole, for the year ended December 31, 1994, will terminate its business relationship with any of the Subsidiaries. Neither the Seller nor any Affiliate (as hereinafter defined) of the Seller, other than the Seller and each of the Subsidiaries, nor any officer, director or employee of the Seller and each of the Subsidiaries, has any direct or indirect interest in any customer, supplier or competitor of the Seller and each of the Subsidiaries or in any person from whom or to whom the Seller and each of the Subsidiaries leases real or personal property, or in any other person with whom the Seller and each of the Subsidiaries is doing business. Each of the Seller and each of the Subsidiaries is not restricted by agreement from carrying on its business anywhere in the geographic areas in which they are currently operating. As used in this Agreement, the term "Affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the persons specified.

     4.13 DOCUMENTS OF AND INFORMATION WITH RESPECT TO EACH OF THE SUBSIDIARIES. Schedule 4.13 accurately and completely lists the following:
(i) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which any of the Subsidiaries is a party or by which it is bound; (ii) each lease of personal property to which any of the Subsidiaries is a party or by which it is bound; (iii) any other agreement, contract or commitment to which any of the Subsidiaries is a party or by which it is bound which involves a future commitment by any of the Subsidiaries in excess of $25,000 and which cannot be terminated without liability on 90 days or less notice; (iv) each power of attorney executed by or on behalf of any of the Subsidiaries; (v) the name and current annual salary of each salaried employee of any of the Subsidiaries whose current annual salary is in excess of $30,000 and the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by any of the Subsidiaries to or for the benefit of each such person for the year ended December 31, 1994, and any employment or other agreement of any of the Subsidiaries with any of its officers or employees; (vi) the name of each of the Subsidiaries' officers and directors; and (vii) the name of each bank in which any of the Subsidiaries has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto. The Seller has previously furnished the Purchaser with an accurate and complete copy of each such agreement, contract or commitment listed in Schedule 4.13. There has not been any default in any obligation to be performed by any of the Subsidiaries under any such instrument, which default, if left uncured, could materially and adversely affect the assets, properties, business, financial condition or results of operations of the Subsidiaries, taken as a whole (a "Material Adverse Effect").

     4.14 INSURANCE COVERING EACH OF THE SUBSIDIARIES AND ITS ASSETS. Schedule
4.14 accurately and completely lists each policy of insurance in force with respect to each of the Subsidiaries, its assets and properties, and each of the performance on other surety bonds maintained by each of the Subsidiaries in the conduct of its business. All premiums and other payments which have become due under the policies of insurance listed in Schedule 4.14 have been paid in full, all of such policies are now in full force and effect. None of the Seller or any of the Subsidiaries has received notification from any insurer, agent or broker denying or disputing any claim made by the Seller or any of the Subsidiaries or denying or disputing any coverage for any such claim or the amount of any claim. None of the Subsidiaries has any claim against any of its insurers under any of such policies pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     4.15 LITIGATION INVOLVING ANY OF THE SUBSIDIARIES.  Except as set forth in
Schedule 4.15 there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or to the best of the knowledge of the Seller or any of the Subsidiaries threatened against or affecting any of the Subsidiaries or any of its assets or properties and, to the best of the knowledge of the Seller or any of the Subsidiaries, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which any of the Subsidiaries is or was a party.

     4.16 RECORDS OF EACH OF THE SUBSIDIARIES. The Seller have previously furnished the Purchaser with copies of each of the Subsidiaries' articles or certificates of incorporation and all amendments thereto to date (certified by the Secretaries of State of the jurisdictions of their formation) and of each of the Subsidiaries' bylaws (certified by each of the Subsidiaries' secretary, as applicable), and such copies are correct and complete in all respects. To the best knowledge of Seller, Moore, and the Subsidiaries, each of the Subsidiaries' operating data and records, including without limitation customer lists and financial, accounting and credit records (the "Subsidiaries Records"), are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in any of the Subsidiaries Records. A record of all action taken by the shareholders and the board of directors of each of the Subsidiaries and all minutes of their meetings are contained in the minute books of each of the Subsidiaries and are accurate and complete. The record books and stock ledgers of each of the Subsidiaries contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of each of the Subsidiaries.

      4.17 NO MATERIAL ADVERSE CHANGE. Except as set forth in Schedule 4.17 or as contemplated by this Agreement, since the date of the 1995 Balance Sheets, there have not been any changes in the business or properties of any of the Subsidiaries, or in its consolidated financial condition, other than changes occurring in the ordinary course of business which in the aggregate have not had a material adverse effect on the business, properties, financial condition, business prospects or operating results of the Subsidiaries taken as a whole.

      4.18 ABSENCE OF CERTAIN ACTS OR EVENTS.  Except as disclosed in Schedule
4.18 or as contemplated by this Agreement, since the date of the 1995 Balance Sheets, none of the Subsidiaries has: (i) authorized or issued any of its shares of capital stock (including any held in its treasury) or any other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its shares of capital stock or other securities or purchased or redeemed any shares of its capital stock or other securities;
(iii) paid any bonus or increased the rate of compensation of any of its employees; (iv) sold, leased, transferred or assigned any of its assets other than in the ordinary course of business; (v) made or obligated itself to make capital expenditures aggregating more than $25,000; (vi) paid any of the legal, accounting or other expenses of the Seller in connection with the transactions contemplated hereby; (vii) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction, except for this Agreement and the transactions contemplated hereby; or (viii) suffered any theft, damage, destruction or casualty loss in excess of $25,000.

      4.19 COMPLIANCE WITH LAWS BY EACH OF THE SUBSIDIARIES.

           4.19.1 Except as set forth in Section 4.19.2 below and
      Schedule 4.19, to the best knowledge of Moore, Seller and any of the Subsidiaries, each of the Subsidiaries is in compliance with all laws, regulations and orders applicable to each of the Subsidiaries, its assets, properties and business, the failure of which to comply with could have a Material Adverse Effect. None of the Seller nor any of the Subsidiaries has received notification of any asserted past or present failure to comply with any laws, and to the best of their knowledge, no proceeding with respect to any such violation is contemplated.

           4.19.2 Section 4.19. 1 shall not apply to, and Seller shall not be deemed to have made any representation or warranty to Purchaser regarding, the compliance of the capitalization of, ownership of or distributions by the Partnerships under the Omnibus Budget Reconciliation Act of 1993 (the "Stark" anti-referral legislation) and related regulations, the Social Security Act (including
      U.S.C. 1320a-7b and other "Fraud and Abuse" provisions) and related regulations, and any other federal, state or local statute prohibiting the referral of any patient (i) in exchange for any type or offer of remuneration, or (ii) to any entity to which a physician or immediate family member has a financial or other type of relationship; or any such laws regarding the billing of goods or services resulting from any such referral.

      4.20 ENVIRONMENTAL MATTERS. None of the Subsidiaries (i) has conducted or authorized the generation, transportation, storage, treatment or disposal on or at the Real Estate or the Leasehold Premises of any solid, liquid, hazardous toxic or dangerous wastes, except in accordance with the Applicable Environmental Laws (as defined below), (ii) has received notice or has knowledge that any governmental authority or any employee or agency thereof has determined or threatens to determine that there is any violation of Applicable Environmental Laws at or caused by the Leasehold Premises, and (iii) has had any communication or agreements involving the Seller from or with any governmental authority or agency having jurisdiction over the Leasehold Premises or any private entity (including, without limitation, the prior owners of the Leasehold Premises) relating any actual or alleged violation of the Application Environmental Laws. For the purposes of this Section 4.20, the "Applicable Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amend, 42 U.S.C. Sec. 9601 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. Sec. 11001 et seq., and any applicable state Environmental Protection Act, as amended, and any environmental laws, water quality standards, ordinances or regulations that may now impose standards of conduct or liability concerning solid, liquid, hazardous, toxic or dangerous wastes, substances or materials.

      4.21 LABOR RELATIONS OF EACH OF THE SUBSIDIARIES.  Except as set forth in
Schedule 4.21, none of the Subsidiaries is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union to organize any employees of any of the Subsidiaries into one or more collective bargaining units. There is not pending or, to the best of the knowledge of the Seller or any of the Subsidiaries, threatened any labor dispute, strike or work stoppage which affects or which may affect the business of any of the Subsidiaries or which may interfere with its continued operation. None of the Subsidiaries nor any agent, representative or employee of any of the Subsidiaries has committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or, to the best of the knowledge of the Seller or any of the Subsidiaries, threatened any charge or complaint against any of the Subsidiaries by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of any of the Subsidiaries during the five-year period prior to the date hereof. Except as set forth on Schedule 4.21, none of the Seller or any of the Subsidiaries is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the Subsidiaries.

      4.22 EMPLOYEE BENEFITS. None of the Subsidiaries maintains or contributes to, and at any time since December 31, 1990 has maintained or contributed to: (i) any non-qualified deferred compensation or retirement plans or arrangements; (ii) any qualified defined contribution retirement plans or arrangements; (iii) any qualified defined benefit pension plan; (iv) any other plan, program, agreement or arrangement under which former employees of any of the Subsidiaries or its beneficiaries are entitled, or current employees of any of the Subsidiaries will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (v) any other employee benefit, health, welfare, medical, disability, life insurance, capital stock, capital stock purchase or capital stock option plan, program, agreement, arrangement or policy.

      4.23 ACCURACY OF INFORMATION FURNISHED BY THE SELLER. No representation, statement or information made by the Seller to the Purchaser in this Agreement and the various schedules attached hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

ARTICLE 5.0 ADDITIONAL COVENANTS OF THE SELLER

      5.1 BEST EFFORTS. The Seller shall use its reasonable commercial efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 7.0 to the obligation of the Purchaser to purchase the Purchased Assets, and Moore, Coram and T2, respectively, shall each use its reasonable commercial efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 7.0 to the obligation of the Purchaser to purchase the Purchase Assets to the extent each such person has control over the satisfaction of any such obligation.

      5.2 CONDUCT OF BUSINESS PENDING THE CLOSING. From and after February 1, 1996 and until the Closing Date, except as otherwise provided herein or by the prior written consent of the Purchaser:

           5.2.1 the Seller shall cause each of the Subsidiaries to conduct its business and operations in the manner in which the same have heretofore been conducted and the Seller shall use its reasonable commercial efforts to cause each of the Subsidiaries to
      (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents and distributors, and (iii) preserve its relationships with customers, suppliers and others having dealings with each of the Subsidiaries;

           5.2.2 the Seller shall cause each of the Subsidiaries to maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and to maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement;

           5.2.3  the Seller shall not permit any of the Subsidiaries to
      (i) authorize or issue any shares of its capital stock (including any held in its treasury) or any other securities, (ii) declare or pay any dividend or make any other distribution of or with respect to its shares of capital stock or other securities or purchase or redeem any shares of its capital stock or other securities; (iii) pay any bonus or increase the rate of compensation of any of its employees or enter into any new employment agreement or amend any existing employment agreement; (iv) sell, lease, transfer or assign any of its assets other than in the ordinary course of business; (v) make or obligate itself to make capital expenditures aggregating more than $25,000; (vi) pay any of the legal, accounting or other expenses of the Seller in connection with the transactions contemplated hereby; (vii) incur any material obligations or liabilities or enter into any material transaction; or (viii) amend their articles or certificates of incorporation or bylaws.

     5.3 ACCESS TO THE SELLER AND EACH OF THE SUBSIDIARIES' FACILITIES, PROPERTIES AND RECORDS. From and after the execution and delivery of this Agreement, the Seller will cause the Seller and each of the Subsidiaries to afford to the representatives of the Purchaser access, during normal business hours and upon reasonable notice, to the Seller and each of the Subsidiaries' premises sufficient to enable the Purchaser to inspect the assets and properties of the Seller relating to the Subsidiaries and each of the Subsidiaries, and the Seller will cause each of the Subsidiaries to furnish to such representatives during such period all such information relating to the foregoing investigation as the Purchaser may reasonably request; provided, however, that any furnishing of such information to the Purchaser and any investigation by the Purchaser shall not affect the right of the Purchaser to rely on the representations and warranties made by the Seller in or pursuant to this Agreement, and, provided further that the Purchaser will hold in confidence all documents and information concerning the Seller and each of the Subsidiaries so furnished, and, if the sale of the Purchased Assets pursuant hereto shall not be consummated, such confidence shall be maintained and the Purchaser will not use or disclose to any person any such document or information in accordance with the confidentiality agreement between the Purchaser and T2 dated November 21, 1995.

     5.4 NOTICE OF MATERIAL DEVELOPMENTS. The Seller will give prompt written notice to the Purchaser of any material development affecting the assets, properties, business, business prospects, financial condition or results of operation of the Seller or any of the Subsidiaries, including without limitation any development which results in the inaccuracy of any of the representations and warranties of the Seller made herein. Any disclosure by Seller pursuant to this Section 5.4 shall be deemed to amend or supplement any of such representations and warranties, or any of the schedules hereto; however, Purchaser shall be entitled to terminate this Agreement prior to the Closing, without liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement, if it determines that the conditions giving rise to any such amendments or supplements, in the judgment of the Purchaser will have a Material Adverse Effect; provided, however, that Purchaser shall not be entitled to terminate this Agreement pursuant to the foregoing clause if the Material Adverse Effect results predominately from a material breach of the Assignment of Management Agreements by Purchaser.

     5.5 NO DISCLOSURE. Without the prior written consent of the Purchaser, none of the Seller, Moore, T2 or Coram will, prior to the Closing Date, disclose the existence of or any term or condition of this Agreement to any person or entity except that such disclosure may be made

(i) to any person in a business relationship with the Seller, Moore, T2, or any of the Subsidiaries to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase of the Purchased Assets which are set forth in this Agreement, and (ii) to the extent the Seller, Moore, or T2 believe in good faith that such disclosure is required by law (in which case the Seller, Moore, or T2 (as applicable) will consult with the Purchaser prior to making such disclosure).

      5.6 NO OTHER DISCUSSIONS. None of the Seller or Coram will, prior to February 29, 1996, or such earlier date that this Agreement is terminated, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale of all or any part of the shares of any of the Subsidiaries to, or the merger or consolidation of any of the Subsidiaries with, any person other than the Purchaser.

      5.7 INTERIM MANAGEMENT. In order to provide for an orderly transition of management of the facilities during the period from February 1, 1996 until the Closing (the "Interim Period"), each of the Seller, the Partnerships, and the Purchaser shall on the date hereof execute and deliver to each other an assignment of management agreements effective as of February 1, 1996, in the form attached hereto as Exhibit A ("Assignment of Management Agreements"), to allow the Purchaser to begin managing the Subsidiaries as of the date hereof which includes a power of attorney granting Purchaser the authority necessary to manage the Subsidiaries on behalf of the General Partner of each of the Subsidiaries. Upon Purchaser's request, each of the Seller and Moore shall use their reasonable commercial efforts to obtain consents or approvals of all parties to the Management Agreements of the Subsidiaries which are necessary to permit the assignment of such Management Agreements to the Purchaser pursuant to the Assignment of Management Agreement and such consents or approvals shall have been obtained and shown by written evidence satisfactory to the Purchaser.

      5.8 ESCROW AGREEMENT. Each of the Seller, T2 and the Purchaser shall on the date hereof execute and deliver to each other and LaSalle National Trust, N.A. an escrow agreement, in the form attached hereto as Exhibit B (the "Escrow Agreement"), to create an escrow where the Purchase Price and any distributions to be paid to the Corporate Subsidiaries by the Subsidiaries for the Interim Period will be deposited pending the Closing.

      5.9 NOTICE OF HEARING AND PROCEDURES FOR SALE, AND ORDER APPROVING SALE OF PURCHASED ASSETS IN THE EVENT OF BANKRUPTCY. If any of the conditions set forth in Section 11.3.1.5 of this Agreement occur during the Interim period and the Purchaser does not elect to terminate this Agreement thereunder, each of the Seller, Moore, Coram, and T2 agree as follows:

           5.9.1 The Seller shall obtain a Final Order of the Bankruptcy Court, pursuant to Section 363 of the Bankruptcy Code, approving the sale of the Purchased Assets and the terms and conditions set forth in the Agreement (the "Sale Order"). For purposes of this Agreement, "Final Order" shall mean an order docketed by the Clerk of the Bankruptcy Court, the operation or effect of which has not been stayed.

           5.9.2 In connection with obtaining the Sale Order, the Seller may fulfill its fiduciary duty to seek higher and better offers for the Purchased Assets. The Seller, however, shall obtain an order of the Bankruptcy Court providing that, in connection with the sale procedures for the Purchased Assets, an offer other than that proposed by the Purchaser and set forth in this Agreement will not be considered higher or better unless it exceeds the Purchase Price by $430,000 (the "Sale Procedure Order"). The Sale Procedure Order also provides that, if the Seller accepts a higher or better offer by a bidder other than the Purchaser, the Purchaser shall be entitled to a break-up fee from the Seller equal to ten percent (10%) of the approved purchase price.

           5.9.3 If the Seller accepts a higher or better offer by a bidder other than the Purchaser, the Purchaser shall be released from any liability or any other obligation it may have pursuant to the terms of this Agreement.

           5.9.4 The Seller shall deliver to Purchaser a Certified Copy of the Sale Order which is satisfactory to the Purchaser and provides in substance that (i) Seller has good and marketable title to the Purchased Assets; (ii) Seller has the power and authority to sell, transfer and deliver the Purchased Assets to Purchaser; (iii) upon delivery by the Seller of the instruments of transfer at closing, the Purchased Assets shall be conveyed to Purchaser free and clear of all liens, mortgages, pledges, encumbrances, charges, claims, and interests; (iv) all creditors of the Seller, Coram and their Affiliates are enjoined and prohibited from pursuing any claim arising from and of Seller, Coram and their Affiliates' action or inaction, whether or not such claim currently exists, against the Purchased Assets or Purchaser; (v) the terms and conditions of the Asset Purchase Agreement are integrated in the Sale Order; and (vi) that the notice of the sale was adequate, the Purchase Price and the terms of the sale of the Purchased Assets are fair, just and reasonable, and that the sale procedure was proper in all aspects.

           5.9.5 The Seller shall deliver an opinion letter of counsel for the Seller dated as of the date of closing, in form and substance satisfactory to Purchaser, stating (i) the Agreement has been duly executed and delivered by Seller and, assuming due execution and delivery by Purchaser, the Agreement constitutes a valid and binding obligation of Seller; (ii) the Sale Order has been entered, is final and is not subject to appeal or that, assuming the absence of bad faith in the transaction, any appeal of the Sale Order will be rendered moot unless a stay of the transaction authorized by the Sale Order is obtained prior to consummation of the transaction; and (iii) to counsel's knowledge, except for the Sale Order, no authorization, approval or consent of any governmental or regulatory official, body or authority or any court is required in connection with the execution, delivery and performance by Seller of the transaction contemplated by the Agreement.

ARTICLE 6.0 ADDITIONAL COVENANTS OF THE PURCHASER

      6.1 BEST EFFORTS. The Purchaser will use its reasonable commercial efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 8.0 to the obligation of the Seller to sell the Purchased Assets pursuant to this Agreement.

      6.2 NOTICE OF MATERIAL DEVELOPMENTS. The Seller will give prompt written notice to the Purchaser of any material development affecting the assets, properties, business, business prospects, financial condition or results of operation of the Subsidiaries.

ARTICLE 7.0 CONDITIONS TO THE OBLIGATION OF THE PURCHASER

      The obligation of the Purchaser to purchase the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

      7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Seller, Moore, T2, and Coram contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Seller, Moore, T2, and Coram shall each have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of the Seller, Moore, T2, and Coram shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by each of the Seller, Moore, T2, and Coram, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

      7.2 OPINION OF COUNSEL. The Purchaser shall have received an opinion dated the Closing Date from Alston & Bird, counsel for the Seller, or in-house counsel for Coram serving under contract on behalf of the Seller, in form and substance as set forth in Exhibit C attached hereto.

      7.3 RECEIPT OF NECESSARY CONSENTS. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would materially affect Purchaser's rights hereunder, shall have been obtained and shown by written evidence satisfactory to the Purchaser.

      7.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to the Purchaser or any other transaction contemplated hereby, or which might affect the right of the Purchaser to own the Purchased Assets or to control each of the Subsidiaries and which, in the judgment of the Purchaser, makes it inadvisable to proceed with the purchase of the Purchased Assets.

      7.5 RESIGNATIONS AND RELEASES. The Seller shall have delivered to the Purchaser the written resignations of the directors of each of the Subsidiaries and the written resignations of such officers of each of the Subsidiaries as may be requested by the Purchaser. Each of the directors and officers of each of the Subsidiaries shall have delivered to each of the Subsidiaries and the Purchaser a release and waiver of any claim that he or she may have against each of the Subsidiaries.

      7.6 TAIL COVERAGE Seller shall have obtained an extended reporting endorsement on its current insurance coverage, or "tail" insurance coverage for malpractice liabilities of each of the Subsidiaries, arising prior to Closing.

      7.7 PAYMENT OF DISTRIBUTIONS Seller shall have satisfied any obligations of any of the Subsidiaries to the shareholders or partners of the Subsidiaries, respectively, for dividends or distributions of income of any of the Subsidiaries arising prior to the December 31, 1995, and shall have provided Purchaser with records indicating the amounts of payments of such obligations and the periods for which such payments related.

      7.8 RESOLUTION OF NAULT CASE All claims arising out of the subject matter of, or which could have been alleged in, the suit captioned Jason Nault and Louise Nault v. Southern Nevada Surgical Center, et al, (Civil Action File No. A334360 D.C. Clark County, Nevada), shall have been fully and finally resolved, as determined by the Purchaser in its sole discretion.

ARTICLE 8.0 CONDITIONS TO OBLIGATION OF THE SELLER

      The obligation of the Seller, T2, Moore and Coram to sell the Purchased Assets or to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

      8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser shall have delivered to Seller, Moore, T2 and Coram a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Purchaser, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

      8.2 OPINION OF COUNSEL. The Seller shall have received an opinion, dated the Closing Date, from Bell, Boyd & Lloyd counsel for the Purchaser, in form and substance as set forth in Exhibit D attached hereto.

      8.3 RESOLUTION OF NAULT CASE All claims arising out of the subject matter of, or which could have been alleged in, the suit captioned Jason Nault and Louise Nault v. Southern Nevada Surgical Center, et al, (Civil Action File No. A334360 D.C. Clark County, Nevada), shall have been fully and finally resolved, as determined by the Seller, Moore, Coram and T2 in their sole discretion.

     8.4 RELEASES. Each Subsidiary shall have delivered to Seller, Moore, Coram and T2 a release and waiver of any claim that it may have against any of such person or entity; provided, however, that such release shall not release any claims that any of the Subsidiaries may have against any of such parties for breach of such party's fiduciary duties to any of the Subsidiaries.

     8.5 TERMINATION OF MANAGEMENT AGREEMENT. Each of the Partnerships shall have terminated the Management Agreements with the Seller as of the Closing Date.

ARTICLE 9.0 CERTAIN ACTIONS AFTER THE CLOSING

     9.1 EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of the Purchaser, the Seller shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey and transfer to and vest in the Purchaser and protect its right, title and interest in the Purchased Assets and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

     9.2 RESTRICTIVE COVENANTS.

           9.2.1 In order to assure that the Purchaser will realize the value and goodwill inherent in the Purchased Assets, T2 and Coram each agree with the Purchaser that neither it nor any of its Affiliates (as defined above, but excluding Seller and Moore) shall:

                 9.2.1.1 directly or indirectly, for a period of
            one year following the Closing Date, engage anywhere within ten (10) miles of the current location of any of the Subsidiaries (the "Restricted Area"), in the development, management or ownership of ambulatory surgery centers, or acquire or retain any financial interest in any business which is so engaged; provided, however, that this restriction shall not apply to (i) fixed site lithotripsy or minor urology procedures performed in conjunction with such lithotripsy or (ii) the implantation of infusion ports;

                 9.2.1.2 directly or indirectly, at any time
            following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in its or his possession any of the Proprietary Rights or any of the Subsidiaries' records.

           9.2.2 In order to assure that the Purchaser will realize the value and goodwill inherent in the Purchased Assets, Moore and Seller each agree with the Purchaser that neither he nor it nor any of his or its Affiliates (as defined above, but excluding T2 and Coram) shall:

                 9.2.1.1 directly or indirectly, for a period of
            five year following the Closing Date, engage anywhere within ten (10) miles of the current location of any of the Subsidiaries (the "Restricted Area"), in the development, management or ownership of ambulatory surgery centers which perform gastro-intestinal surgery or gastro-intestinal medical procedures, or acquire or retain any financial interest in any business which is so engaged; and

                 9.2.1.2 directly or indirectly, at any time
            following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in its or his possession any of the Proprietary Rights any of the Subsidiaries' records.

           9.2.3 If any provision of paragraphs 9.2.1 or 9.2.2 of this
      Section 9.2, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of the said paragraphs 9.2.1 or 9.2.2 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of paragraphs 9.2.1 or 9.2.2 of this
      Section 9.2, the Purchaser will be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, the Purchaser will be entitled to such damages as it can show it has sustained by reason of such breach.

     9.3 DELIVERY OF COMPANY RECORDS. Within 5 days following the Closing, Seller, Moore, T2 and Coram shall have delivered to Purchaser all financial, accounting, business, and other records of the Subsidiaries which Seller, Moore, T2 and Coram have within Their possession. Subsequent to the Closing, Purchaser shall have the right to obtain reasonable access to the records of Seller with respect to the Subsidiaries during normal business hours in order to permit Purchaser to prepare financial statements, tax returns and governmental filings with respect to the Seller and the Subsidiaries, and Seller shall have the right to obtain reasonable access to the records of Purchaser with respect to the Subsidiaries during normal business hours in order to permit Seller to prepare financial statements, tax returns and governmental filings with respect to the Subsidiaries.

     9.4 PREPARATION OF TAX RETURNS. Seller shall prepare all tax returns required to be filed for the Subsidiaries for all periods prior to December 31, 1995, by March 31, 1996 or in accordance with the terms of any applicable partnership agreements.

     9.5 CHANGE OF SUBSIDIARY NAMES. Within ten days following the Closing, Purchaser shall cause the name of each Subsidiary to be changed to a name that does not use the word "Surgex" or any derivative thereof.

ARTICLE 10.0 INDEMNIFICATION

     10.1 AGREEMENT BY SELLER TO INDEMNIFY. Each of the Seller, T2 and Coram jointly and severally agrees that it will indemnify and hold the Purchaser harmless in respect of the aggregate of all "Indemnifiable Damages" (as hereinafter defined). For this purpose, "Indemnifiable Damages" shall mean the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by the Purchaser or any of the Subsidiaries (or any successor to all or any part of the assets or business of any of the Subsidiaries) (i) resulting from any inaccurate representation or warranty made by the Seller in or pursuant to this Agreement, (ii) resulting from any default in the performance of any of the covenants or agreements made by the Seller in this Agreement, or (iii) resulting from any of the Excluded Liabilities (as defined below). All Indemnifiable Damages shall be net of any economic benefit to the Purchaser occurring in connection with such Indemnifiable Damages (including economic benefits obtained under the tax laws of any taxing jurisdiction, amounts recovered under insurance policies, and set off and counterclaim recoveries) suffered by Purchaser. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Purchaser shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of the Seller been true and correct and had each of the covenants of the Seller been performed in full. For purposes of this Section, "Excluded Liabilities" shall mean, as of the Closing Date, any liabilities or obligations of the Subsidiaries, either accrued, absolute, contingent or otherwise owing to or resulting from (a) except for the Note, the Management Fees, and the Intercompany Debt, any liabilities or obligations, either accrued, absolute, contingent or otherwise owing to the Seller, T2, or any of their Affiliates, including any intercompany debt, (b) except as disclosed or accrued for in the 1995 Balance Sheet or arising thereafter in the ordinary course of business, any liabilities of the Subsidiaries to its employees arising prior to the Closing for wages, vested vacation pay, bonuses, EEOC, worker's compensation, COBRA, OSHA, ERISA, ADA, and other statutory liabilities arising under state or federal law, (C) any obligations of any of the Subsidiaries to the shareholders or partners of the Subsidiaries, for dividends or distributions of income of any of the Subsidiaries arising prior to January 1, 1996, (d) any obligations of the Subsidiaries to any local, state or federal authority or body for taxes arising as a result of such Subsidiaries operations prior to the Closing, (e) any of the liabilities arising under or related to the subject matter of the suits set forth on Schedule 4.15, attached hereto, (f) any obligation for expenses incurred by Seller in connection with the transactions contemplated by this Agreement, including without limitation the fees and expenses of its counsel, independent auditors, and investment bankers retained by Seller for any purpose, including the preparation or accounting for any tax returns relating to periods prior to the Closing; or (g) liabilities arising out of or resulting from actions by the Excluded Subsidiaries, T2, Coram or Seller.

     10.2 AGREEMENT BY PURCHASER TO INDEMNIFY. The Purchaser agrees that it will indemnify and hold the Seller, T2, Moore, and Coram harmless in respect of the aggregate of all Indemnifiable Damages incurred or suffered by the Seller, T2, Moore, and Coram (or any successor to all or any part of the assets or business of the Seller, Moore, T2 and Coram) (i) resulting from any inaccurate representation or warranty made by the Purchaser in or pursuant to this Agreement, or (ii) resulting from any default in the performance of any of the covenants or agreements made by the Purchaser in this Agreement. All Indemnifiable Damages shall be net of any economic benefit to the Seller, T2, Moore, and Coram occurring in connection with such Indemnifiable Damages (including economic benefits obtained under the tax laws of any taxing jurisdiction, amounts recovered under insurance policies, and set off and counterclaim recoveries) suffered by Seller, T2, Moore, and Coram. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Seller, T2, Moore, and Coram shall have the right to be put in the same financial position as it or he would have been in had each of the representations and warranties of the Purchaser been true and correct and had each of the covenants of the Purchaser been performed in full.

      10.3 AGREEMENT BY MOORE TO INDEMNIFY. Moore agrees that he will indemnify and hold the Purchaser harmless in respect of the aggregate of all Indemnifiable Damages incurred or suffered by the Purchaser (i) resulting from any inaccurate representation or warranty made by Moore in this Agreement, or
(ii) resulting from any default in the performance of any of the covenants or agreements made by Moore in this Agreement. All Indemnifiable Damages shall be net of any economic benefit to the Purchaser occurring in connection with such Indemnifiable Damages (including economic benefits obtained under tax laws of any taxing jurisdiction, amounts recovered under insurance policies, and set off and counterclaim recoveries) suffered by Purchaser. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Purchaser shall have the right to put in the same financial position as it would have been in had each of the representations and warranties of Moore been true and correct and had each of the covenants of Moore been performed in full.

      10.4 QUALIFICATIONS. . The foregoing obligations to indemnify the Purchaser or the Seller, Moore, T2 and Coram shall be subject to each of the following principles or qualifications:

           10.4.1 Each of the representations and warranties made by the Seller, T2 and Coram in this Agreement or pursuant hereto, shall survive until April 1, 1997, notwithstanding any investigation at any time made by or on behalf of the Purchaser, and thereafter all such representations and warranties shall be extinguished, provided, however, that the representations and warranties made by the Seller, Moore, T2 and Coram in Sections
      2.1, 2.2, 2.3, 2.4, 4.1 and 4.2 hereof shall in each case survive forever and those made in Section 4.6 hereof shall in each case survive until the first anniversary of the later of (i) the date on which the applicable period of limitation on assessment or refund of tax has expired, or (ii) the date on which the applicable taxable year (or portion thereof) has been closed. No claim for the recovery of Indemnifiable Damages based upon the inaccuracy of such representations and warranties may be asserted by the Purchaser after such representations and warranties shall be thus extinguished; provided, however, that bona fide claims first asserted in writing and in good faith within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred. Each of the representations and warranties made by the Purchaser in this Agreement or pursuant hereto, shall survive for a period of eighteen months after the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Seller, T2 and Coram, and thereafter all such representations and warranties shall be extinguished, provided, however, that the representations and warranties made by the Purchasers in Section 3.1 and 3.2 hereof shall in each case survive forever.

           10.4.2 Any party seeking indemnification ("Indemnified Party") agrees to use its reasonable commercial efforts to give prompt written notice to the relevant indemnifying party ("Indemnifying Party") of each claim for Indemnifiable Damages which it believes it has suffered. If the Indemnified Party fails to so notify a Indemnifying Party, and if the Indemnifying Party is thereby materially prejudiced by such failure of notice in its defense of the claim, the Indemnifying Party's obligation of indemnity hereunder shall be extinguished with respect to such claim to the extent that the Indemnifying Party has been prejudiced by the failure to give such notice.

           10.4.3 An Indemnifying Party shall not be obligated to make any indemnification payments under this Article 10.0 until the aggregate Indemnifiable Damages actually incurred by the Indemnified Party and indemnified under Article 10.0 exceed One Hundred Thousand Dollars ($100,000) at which time claims may be asserted for all Indemnifiable Damages actually incurred in excess of an aggregate of $50,000; provided, however, that an Indemnifying Party shall not be obligated to make any indemnification payments under Article 10.0 of this Agreement on account of any Indemnifiable Damages arising out of any single matter indemnified under Section 10.0, unless the aggregate Indemnifiable Damages with respect to such single matter or group of related matters exceed Five Thousand Dollars ($5,000). Notwithstanding any other provision of this Article 10, none of the limitations of this Section 10.4.3 shall apply to Indemnifiable Damages incurred with respect to Sections 4.9.1, 7.7 and 9.4 of this Agreement.

           10.4.4 Seller, T2 and Coram, collectively, shall be obligated to indemnify the Purchaser pursuant to Section 10.1 only to the extent of the Purchase Price, the Purchaser shall be obligated to indemnify the Seller pursuant to Section 10.2 only to the extent of the Purchase Price, and Moore shall be obligated to indemnify the Purchaser pursuant to Section 10.3 only to the extent of $80,000.

           10.4.5 The indemnification provided in this Article 10.0 shall not be construed as a form of insurance. In the event that an Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 10.0, the Indemnifying Party, upon payment of such indemnify, shall be subrogated to all rights of the Indemnified Party with respect to the claim or other matter which such indemnification relates to the extent of the amount paid by Indemnifying Party to the Indemnified Party pursuant to this Article 10.0.



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
ARTICLE 11.0 MISCELLANEOUS

      11.1 AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

      11.2 PAYMENT OF EXPENSES. Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby.

      11.3 TERMINATION.

           11.3.1 Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transaction contemplated hereby may be abandoned:

                 11.3.1.1 by the mutual written consent of all of the parties hereto at any time prior to the Closing
            Date;

                 11.3.1.2 by the Purchaser at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to the Purchaser or any other transaction contemplated hereby, or which might affect the right of the Purchaser to own the Purchased Assets or to control the Seller and each of the Subsidiaries and which, in the judgment of the Purchaser, makes it inadvisable to proceed with the transaction contemplated by this Agreement;

                 11.3.1.3  by the Purchaser in the event of the
            material breach by the Seller of any provision of this Agreement, which breach is not remedied by the breaching party within 30 days after receipt of notice thereof from the Purchaser;

                 11.3.1.4  by the Seller in the event of the
            material breach by the Purchaser of any provision of this Agreement, which breach is not remedied by the Purchaser within 30 days after receipt of notice thereof from Seller;

                 11.3.1.5 by the Purchaser in the event (i) the Seller shall institute proceedings for an order for relief, or shall consent to the institution of such a proceeding against it, or shall file a petition or consent seeking reorganization or arrangement under, the federal bankruptcy laws, or shall consent to the appointment of a receiver or trustee or assignee in bankruptcy of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due or (ii) an involuntary order for relief under the federal bankruptcy laws shall have been entered or a decree or order of a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization of the Seller under the federal bankruptcy laws or any other similar applicable Federal or state laws, and such decree or order shall have continued undischarged or unstayed for a period of 15 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of the Seller or of substantially all of the property of the Seller or for the sequestration of substantially all of the property of the Seller, or for the winding up or liquidation in insolvency or bankruptcy of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 15 days; or

                 11.3.1.6  by any party hereto if the Closing has
            not taken place by June 30, 1996.

      If this Agreement is terminated pursuant to Section 11.3.1.1, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to Sections 11.3.1.2, 11.3.1.3, 11.3.1.4, 11.3.1.5, or 11.3.1.6 shall be without prejudice to any other rights or remedies of the respective parties.

           11.3.2 The risk of any loss to the assets and properties of each of the Subsidiaries and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Seller until the time of the Closing.

      11.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

      11.5 ENTIRE AGREEMENT. This instrument and the exhibits and schedules attached hereto and the confidentiality agreement between the Purchaser and T2 dated November 21, 1995, contain the entire agreement of the parties hereto with respect to the purchase of the Purchased Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

      11.6 HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11.7 EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.



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
     11.8 NOTICES. Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or other document shall be deemed duly given four business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

     If to the Seller, addressed to such parties as follows:

                           T2 Medical, Inc.
                           1125 17th Street, Suite 1500
                           Denver, Colorado  80202
                           Attention:  Kelly McCrann

     with a copy to:

                           Alston & Bird
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia   30309-3424
                           Attention:  Steve Pottle, Esq.

     If to Moore, addressed to such party as follows:

                           Mr. Ronald E. Moore
                           Surgex, Inc.
                           2473 Forest Park Boulevard
                           Fort Worth, TX  76110

     with a copy to:

                           Thompson & Knight
                           801 Cherry Street, Suite 1600
                           Fort Worth, TX  76102
                           Attention:  Stephen B. Norris, Esq.

     If to the Purchaser, addressed to:

                           National Surgery Centers, Inc.
                           35 East Wacker Drive, Suite 2800
                           Chicago, Illinois  60601
                           Attention:  E. Timothy Geary
     with a copy to:

                           Bell, Boyd & Lloyd
                           Three First National Plaza
                           70 West Madison Street, Suite 3300
                           Chicago, Illinois  60602
                           Attention:  Steven E. Ducommun, Esq.

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission, telex or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed therein.

     11.10 PUBLICITY. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party hereto without the prior approval of the other parties, except that any party may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case such party will consult with the other parties prior to making such disclosure).

     11.11 EXCLUSIVE REMEDY Each of the parties hereto acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be under and subject to the indemnification provisions set forth Article 10, except that nothing in this Agreement shall be deemed to constitute a waiver of causes of action arising from fraud by the party against whom a claim is made.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                           _________________________________
                                                Ronald E. Moore


                                           CORAM HEALTHCARE CORPORATION

                                           By ______________________________

                                           Title ___________________________



                                           T2 MEDICAL, INC.

                                           By ______________________________

                                           Title ___________________________



                                           SURGEX, INC.

                                           By ______________________________

                                           Title ___________________________

                                           NATIONAL SURGERY CENTERS, INC.

                                           By ______________________________

                                           Title ___________________________





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